EXHIBIT 21
- ----------

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1995



Subsidiaries of Peoples Bancorp Inc.
- ------------------------------------
   The following are the only subsidiaries of Peoples Bancorp Inc.:


                                           					         Jurisdiction of
Name of Subsidiary                                        Incorporation
- ----------------------------------------------------    ------------------
The Peoples Banking and Trust Company                         Ohio

The First National Bank of Southeastern Ohio
  ("First National Bank")                                  United States
     Northwest Territory Life Insurance Agency, Inc.
       (Subsidiary of First National Bank)                     Ohio
     Northwest Territory Property & Casualty Life
       Insurance Agency, Inc. (Subsidiary of
       First National Bank)                                    Ohio

The Northwest Territory Life Insurance Company               Arizona